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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-60050) of Kimco Realty Corporation and Subsidiaries of our report dated October 25, 2004 relating to the financial statements of Kimco Realty Corp. 401(k) Plan, as of and for the year ended 2004, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
October 25, 2005